EXHIBIT 23(a)
                          ARTHUR ANDERSEN LLP




As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement on Form S-3 of IES Industries Inc. of our report dated January 28, 1994, included in the IES Industries Inc. Annual Report on Form 10-K for the year ended December 31, 1993, and to the reference to us under the heading "Experts" in this Registration Statement.


                              /s/ Arthur Andersen LLP
                                    (Signature)
                                  Arthur Andersen LLP

Chicago, Illinois,
December 16, 1994